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                                                                   EXHIBIT 16(c)

        Basic Value Fund - Class C
           10/21/94 - 06/30/95
                                                Since           Since
                                              Inception       Inception
                                            Average Annual      Total
                                             Total Return      Return*
                                            --------------    ---------

Initial Investment                            $1,000.00       $1,000.00

Divided by Net Asset Value                        22.92           22.92
                                              ---------       ---------
Equals Shares Purchased                          43.630          43.630

Plus Shares Acquired through
  Divided Reinvestment                            0.861           0.861
                                              ---------       ---------
Equals Shares Held at 06/30/95                   44.491          44.491

Multiplied by Net Asset Value at 06/30/95         25.98           25.98
                                              ---------       ---------
Equals Ending Value before deduction for
  contingent deferred sales charge             1,155.88        1,155.88

Less deferred sales charge                      (10.00)            0.00
                                              ---------       ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 06/30/95          1,145.88        1,155.88
                                              ---------       ---------
Divided by $1,000 (P)                            1.1459          1.1559

Subtract 1                                       0.1459          0.1559


Expresses as a percentage equals the
  Aggregate Total Return for the Period (T)      14.59%
                                              =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                           15.59%
                                                              ==========

ERV divided by P                                 1.1459

Raise to the power of                            1.4484

Equals                                           1.2180

Subtract 1                                       0.2180

Expressed as a percentage equals the
  Average Annualized Total Return                21.80%
                                              =========


*Does not include sales charge for the period.